EX-99.23(h)(36)

                                    AMENDMENT
                          TO TRANSFER AGENCY AGREEMENT
                        BETWEEN JNL VARIABLE FUND LLC AND
                     JACKSON NATIONAL ASSET MANAGEMENT, LLC

     AMENDMENT made as of this 29th day of December, 2008, by and between JNL Variable Fund LLC, a Delaware limited liability corporation ("Fund"), and Jackson National Asset Management, LLC, a Michigan limited liability company ("JNAM").

                                   WITNESSETH

     WHEREAS, the Fund and JNAM entered into a Transfer Agency Agreement ("Agreement") dated January 31, 2001;

     WHEREAS, under the terms of the Agreement, JNAM renders certain transfer agency and other services to units of beneficial interest in separate funds of the Fund and the owners of record thereof; and

     WHEREAS, the parties have agreed to amend section 13, "FORUM," and section 14, "MISCELLANEOUS," of the Agreement to change specific governing law venues from the State of Michigan to the State of Illinois.

     NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties hereby agree to amend the Agreement to replace the entire paragraph under the "FORUM" section as follows:

     13. FORUM. THE VARIABLE FUND IRREVOCABLY AGREES THAT, SUBJECT TO THE AGENT'S SOLE AND ABSOLUTE ELECTION, ALL SUITS, ACTIONS OR OTHER PROCEEDINGS IN ANY WAY, MANNER OR RESPECT, ARISING OUT OF OR FROM CONNECTION HEREWITH SHALL BE SUBJECT TO LITIGATION IN COURTS HAVING SITUS WITHIN THE STATE OF ILLINOIS. THE VARIABLE FUND HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT LOCATED WITHIN SAID CITY AND STATE. THE VARIABLE FUND HEREBY WAIVES ANY RIGHT IT MAY HAVE TO REQUEST OR DEMAND TRIAL BY JURY, TO TRANSFER OR CHANGE THE VENUE OF ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT AGAINST THE VARIABLE FUND BY JNAM IN ACCORDANCE WITH THIS SECTION, OR TO CLAIM THAT ANY SUCH PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. THE VARIABLE FUND ACKNOWLEDGES THAT ITS WAIVER OF JNAM TO ENTER INTO THIS AGREEMENT.

The parties further agree to amend the Agreement to replace the entire paragraph under the "MISCELLANEOUS" section as follows:

     14. MISCELLANEOUS. The Operating Agreement of Variable Fund as amended is on file with the Secretary of The State of Delaware. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. Any provision in this Agreement requiring compliance with any statute or regulation shall mean such statute or regulation as amended and in effect from time to time. This Agreement shall be construed in accordance with the laws of the State of Illinois (except as to paragraph 9 hereof which shall be construed in accordance with the laws of the State of Delaware) and, subject to the other provisions hereof, shall be binding upon and inure to the benefit of the parties hereto and their respective successors. Neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the prior written consent of the other. This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof, whether oral or written. This Agreement (including any exhibits or schedules hereto) may not be amended except by written instrument executed by both parties, and any such amendment which increases or otherwise alters JNAM's duties or obligations shall not apply to any transaction or matter arising or occurring prior to such amendment.

This Amendment may be executed in two or more counterparts which together shall constitute one document.

     IN WITNESS WHEREOF, the parties have caused this instrument to be executed as of the day and year first above written.

ATTEST:                                   JNL VARIABLE FUND LLC


___________________________________       By:___________________________________
                                          Name:  Susan S. Rhee
                                          Title: Vice President, Counsel,
                                                 and Secretary

ATTEST:                                   JACKSON NATIONAL ASSET MANAGEMENT, LLC


___________________________________       By: __________________________________
                                          Name: Mark D. Nerud
                                          Title: President